Exhibit 99.4

Martin Marietta Employee Letter

January 28, 2014

Dear Fellow Martin Marietta Employees,

Today is an important day for Martin Marietta Materials.  Not only did we announce strong fourth quarter and full year 2013 financial results, but we also announced an exciting transaction that we are confident will position us for an even stronger future.

As you may have seen in the press release we issued earlier, Martin Marietta will be combining with Texas Industries, Inc. to create a market leading supplier of aggregates and heavy building materials.  Under the terms of the merger agreement, and subject to the conditions therein, Martin Marietta will acquire all of the outstanding shares of Texas Industries’ common stock in a tax-free, stock-for-stock transaction.  A copy of the press release is attached.

By combining with Texas Industries, we are uniting two companies with complementary assets to create a stronger Martin Marietta. We will have an expanded geographic footprint, an enhanced position as a leader in aggregates, and a more diversified product and customer mix.  Together, we will have greater scale and efficiencies, allowing us to continue growing while better serving our customers and communities.

For those of you who are not familiar with Texas Industries, it is a Dallas-based company that shares many of our strengths.  Texas Industries is a leading supplier of aggregates and cement, with a dedicated employee base.  It has leading positions in Texas and California – two of the largest and fastest growing markets for construction materials in the United States.

I am thrilled that we will unite two highly-skilled workforces.  As part of a stronger and larger company, Martin Marietta and Texas Industries employees will benefit from greater career and professional development opportunities created by this combination.

The combined company, which will operate under the name Martin Marietta Materials, Inc., will be headquartered in Raleigh, North Carolina and will maintain a significant presence in Texas Industries’ hometown of Dallas.  I, along with the rest of the Martin Marietta executive team, will lead the combined company and together, we will work to retain top talent across the combined organization.

As excited as we are about joining forces with Texas Industries, it will be several months before the transaction is completed, and only then can we operate as one company.  We will seek the required regulatory and shareholder approvals and expect to close the transaction in the second quarter of 2014. Until that time, Martin Marietta and Texas Industries will continue to operate as separate entities.

As you know, we also announced our fourth quarter and full year financial results today.  I am very pleased with our results, which were driven by strong performance in our Aggregates and Specialty Products businesses.  We reported earnings per diluted share for the quarter of $0.77, a 67% increase over the same quarter last year.  These results reflect our focus on efficiency and solid execution, as well as our efforts to strategically position our company to benefit from the continued recovery in private-sector construction.  Looking ahead, we are encouraged by various positive trends in our business and markets – especially in private-sector employment and construction. The management team is incredibly proud of the work each and every one of you do to make Martin Marietta an industry leader – and our results are proof of your strong efforts. Together, we will build on our momentum as we work to close the transaction and integrate Martin Marietta and Texas Industries into a single, stronger entity.

I look forward to further discussing this combination and our financial results during an employee town hall meeting scheduled for later this morning at 11:30 a.m. ET.  I encourage each of you working at our Raleigh headquarters to attend the meeting in our main lobby and on the second floor balcony. For those of you working outside of Raleigh, I will host a company-wide conference call at 11:50 a.m. ET.  To participate, call 844-205-2609, conference 10:51886770.

It is likely that this combination will lead to increased interest in Martin Marietta and it is important we speak with one voice. Consistent with Martin Marietta’s longstanding policy, if you receive an inquiry from the media or members of the investment community, please direct the call to Dana Guzzo, Chief Information Officer.  As we work to complete this transaction, we will keep you updated on our progress.  Additionally, if you have any questions, please do not hesitate to reach out to your manager.

I want to thank you all for your continued hard work and dedication.  Our collective achievements have made this combination possible.  As always, it is imperative that we all remain focused on working safely, achieving operational excellence and continuing to provide the best-in-class products and outstanding service our customers have come to expect from Martin Marietta.

Thank you for your continued support.

Best regards,

Ward Nye
Chief Executive Officer, Martin Marietta Materials

Cautionary Statements Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed acquisition of TXI by Martin Marietta, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Martin Marietta’s  and TXI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of approval of both Martin Marietta’s shareholders and TXI’s stockholders; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate TXI’s operations into those of Martin Marietta; the integration of TXI’s operations into those of Martin Marietta  being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of TXI being difficult; Martin Marietta’s and TXI’s ability to adapt its services to changes in technology or the marketplace; Martin Marietta’s and TXI’s ability to maintain and grow its relationship with its customers; levels of construction spending in the markets; a decline in defense spending and the commercial component of the nonresidential construction market and the subsequent impact on construction activity; a slowdown in residential construction recovery; unfavorable weather conditions; a widespread decline in aggregates pricing; changes in the cost of raw materials, fuel and energy and the availability and cost of construction equipment in the United States; the timing and amount of federal, state and local transportation and infrastructure funding; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; and changes to and the impact of the laws, rules and regulations (including environmental laws, rules and regulations) that regulate Martin Marietta’s and TXI’s operations. Additional information concerning these and other factors can be found in Martin Marietta’s and TXI’s filings with the Securities and Exchange Commission, including Martin Marietta’s and TXI’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Martin Marietta  and TXI assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It
In connection with the proposed transaction between Martin Marietta and TXI, Martin Marietta and TXI intend to file relevant materials with the Securities and Exchange Commission, including a Martin Marietta registration statement on Form S-4 that will include a joint proxy statement of Martin Marietta and TXI that also constitutes a prospectus of Martin Marietta.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MARTIN MARIETTA, TXI AND THE PROPOSED TRANSACTION.  The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents (when they are available) can also be obtained free of charge from Martin Marietta upon written request to the Corporate Secretary at Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, NC 27607, telephone number (919) 783-4540 or from Martin Marietta’s website,  http://ir.martinmarietta.com or from TXI upon written request to TXI at Investor Relations, Texas Industries, Inc., 1503 LBJ Freeway, Suite 400, Dallas, Texas 75234, telephone number (972) 647-6700 or from TXI’s website, http://investorrelations.txi.com.

Participants in Solicitation
This communication is not a solicitation of a proxy from any investor or securityholder.  However, Martin Marietta, TXI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC.  Information regarding Martin Marietta’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2012 on Form 10-K filed with the SEC on February 2, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on April 16, 2013.  Information regarding TXI’s directors and executive officers may be found in its Annual Report for the year ended May 31, 2013 on Form 10-K filed with the SEC on July 22, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on August 23, 2013.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available.

Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.